Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-290787) pertaining to the 2015 Stock Option Plan, 2025 Omnibus Incentive Compensation Plan, and 2025 Employee Stock Purchase Plan of Alliance Laundry Holdings Inc. of our report dated March 13, 2026, with respect to the consolidated financial statements of Alliance Laundry Holdings Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2025.

/s/ Ernst & Young LLP

Milwaukee, Wisconsin
March 13, 2026